                                    FORM OF
                          SUPPLEMENTAL TRUST INDENTURE
                                      FROM
                         NORTHERN STATES POWER COMPANY
                           (A WISCONSIN CORPORATION)

                                       TO

                             FIRSTAR TRUST COMPANY
               (FORMERLY KNOWN AS FIRST WISCONSIN TRUST COMPANY)
                                    TRUSTEE

                                 --------------

                             DATED DECEMBER 1, 1996

                                  -----------

                        SUPPLEMENTAL TO TRUST INDENTURE
                              DATED APRIL 1, 1947
                                      AND
                   SUPPLEMENTAL AND RESTATED TRUST INDENTURE
                              DATED MARCH 1, 1991

                               TABLE OF CONTENTS

                                 --------------

                                                                                                                  PAGE
Parties........................................................................................................     1

Recitals.......................................................................................................     1

Form of Bond of Series due December 1, 2026....................................................................     2

Form of Trustee's Certificate..................................................................................     4

Further Recitals...............................................................................................     4

                                                      ARTICLE I.
                                  SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE
                                                LIEN OF THE INDENTURE

Section 1.01--       Grant of certain property, including personal property to comply with the Uniform
                     Commercial Code, subject to Permitted Encumbrances contained in Indenture.................     5

                                                     ARTICLE II.
                              FORM AND EXECUTION OF BONDS OF SERIES DUE DECEMBER 1, 2026

Section 2.01--       Terms of Bonds............................................................................     6

Section 2.02--       Redemption of Bonds.......................................................................     6

Section 2.03--       Interchangeability of Bonds...............................................................     7

Section 2.04--       Charges for exchange or transfer of Bonds.................................................     7

Section 2.05--       Book-Entry System.........................................................................     7

                                                     ARTICLE III.
                                         APPOINTMENT OF AUTHENTICATING AGENT

Section 3.01--       Appointment of agent or agents for Bonds of Series due December 1, 2026...................     9

Section 3.02-- (a)   Qualifications of agents..................................................................     9

               (b)   Continuation of agent upon merger or consolidation........................................     9

               (c)   Termination of successor agent............................................................     9

               (d)   Compensation of agent.....................................................................    10

Section 3.03--       Form of alternate certificate of authentication...........................................    10

Section 3.04--       Limit on location and number of agents....................................................    10

                                                     ARTICLE IV.
                                        FINANCING STATEMENT TO COMPLY WITH THE
                                               UNIFORM COMMERCIAL CODE

Section 4.01--       Names and addresses of debtor and secured party...........................................    10

Section 4.02--       Property subject to lien..................................................................    10

Section 4.03--       Maturity dates and principal amounts of obligations secured...............................    11

Section 4.04--       Financing Statement adopted for all First Mortgage Bonds listed in Section 5.03...........    11

Section 4.05--       Recording data for the Indenture..........................................................    11

Section 4.06--       Financing Statement covers additional series of First Mortgage Bonds......................    11

                                                      ARTICLE V.
                                                    MISCELLANEOUS

Section 5.01--       Recitals of fact, except as stated, are statements of the Company.........................    11

Section 5.02--       Supplemental Trust Indenture to be construed as a part of the Indenture...................    11

Section 5.03-- (a)   Trust Indenture Act to control............................................................    12

               (b)   Severability of conditions contained in Supplemental Trust Indenture and Bonds............    12

Section 5.04--       Word "Indenture" as used herein includes in its meaning the 1947 Indenture, as amended and
                     restated by the Restated Indenture, and all indentures supplemental thereto...............    12

Section 5.05--       References to either party in Supplemental Trust Indenture include successors or
                     assigns...................................................................................    12

Section 5.06-- (a)   Provision for execution in counterparts...................................................    12

               (b)   Table of Contents and descriptive headings of Articles not to affect meaning..............    12

Schedule A.....................................................................................................   A-1

Mortgagor's Receipt for Copy...................................................................................   A-2

    SUPPLEMENTAL TRUST INDENTURE, made as of the 1st day of December, 1996, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire in said State (herein called the "Company"), party of the first part, and Firstar Trust Company (formerly known as First Wisconsin Trust Company), a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Milwaukee in said State, as Trustee (herein called the "Trustee"), party of the second part;

WITNESSETH:

    WHEREAS, the Company heretofore has executed and delivered to the Trustee its Trust Indenture made as of April 1, 1947 (herein referred to as the "1947 Indenture"), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over, and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal, and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

    WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee the following Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over, and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions, and agreements of the Indenture certain additional covenants, conditions, and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

DATE OF SUPPLEMENTAL
   TRUST INDENTURE                 DESIGNATION OF SERIES
---------------------  ----------------------------------------------
March 1, 1949          Series due March 1, 1979 (retired)
June 1, 1957           Series due June 1, 1987 (retired)
August 1, 1964         Series due August 1, 1994 (redeemed)
December 1, 1969       Series due December 1, 1999 (redeemed)
September 1, 1973      Series due October 1, 2003 (redeemed)
February 1, 1982       Pollution Control Series A (redeemed)
March 1, 1982          Series due March 1, 2012 (redeemed)
June 1, 1986           Series due July 1, 2016 (redeemed)
March 1, 1988          Series due March 1, 2018 (redeemed)
April 1, 1991          Series due April 1, 2021
March 1, 1993          Series due March 1, 2023
October 1, 1993        Series due October 1, 2003; and

    WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the "Original Indenture;" and

    WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the "Restated Indenture"), which in addition to conveying, assigning, transferring, mortgaging, pledging, setting over, and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture; and

    WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and

    WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto, are referred to herein collectively as the "Indenture" and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

    WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of bonds designated "First Mortgage Bonds, Series due December 1, 2026," the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $1,000, and the bonds of said series to be substantially in the following form:

                 (Form of Bonds of Series due December 1, 2026)
                         NORTHERN STATES POWER COMPANY
            (Incorporated under the laws of the State of Wisconsin)
                              First Mortgage Bond
                          Series due December 1, 2026
No. ______________                                              $ ______________

    [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*

    NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to ____________________________________ or registered assigns, at the office of
Firstar Trust Company, at Milwaukee, Wisconsin, the sum of ______________ Dollars in lawful money of the United States of America, on the 1st day of December, 2026, and to pay interest hereon from the date hereof at the rate of seven and three-eighths per cent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of Firstar Trust Company, in Milwaukee, Wisconsin, on the 1st day of June and on the 1st day of December in each year; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the bond register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any June 1 or December 1 will be paid to the person in whose name this bond was registered at the close of business on the record date (the May 21 prior to such June 1 or the November 20 prior to such December 1 unless any such date is not a business day, in which event it will be the next preceding business day).

    ["EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR".]*

    This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates, and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust

*This legend is to be included if the bonds are issued as a Global bond in book-entry form.

                                       3
Indenture dated April 1, 1947 (the "1947 Indenture"), as supplemented by 12 supplemental trust indentures (collectively, the "Supplemental Indentures"), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the "Restated Indenture") and a new supplemental trust indenture dated December 1, 1996 (the "New Supplemental Indenture"), all of which instruments are herein collectively called the "Indenture", executed by the Company to Firstar Trust Company (herein called the Trustee), as Trustee. The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference is hereby made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a Completed Default as provided in the Indenture.

    With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds, and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

    The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

    At the option of the Company, and upon not less than 30 days' notice prior to the date fixed for redemption, in the manner and with the effect provided in the Indenture, any or all of the bonds of this Series due December 1, 2026, may be redeemed by the Company on any date by the payment of principal, the accrued interest to the date of redemption, and the applicable premium on the principal amount specified in the tabulation below under the heading "Regular Redemption Premium," provided that no bond of the Series due December 1, 2026, shall be redeemed prior to December 1, 2006:

        If Redeemed During                            Regular
      the Twelve Month Period                       Redemption
             Beginning                                Premium

--------------------------------------------------------------------------------

(REDEMPTION PREMIUMS ARE TO BE INSERTED IN EACH BOND IN CONFORMITY WITH SECTION
                                     2.02)

    This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in Milwaukee, Wisconsin, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

    Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

    No charge shall be made by the Company for any exchange or transfer of bonds of the Series due December 1, 2026, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

    No recourse shall be had for the payment of principal of or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture, against any incorporator, or any past, present, or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute, or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

    This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of Firstar Trust Company, as Trustee under the Indenture, or its successor thereunder.

    IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President or with the facsimile signature of its President, and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary or with the facsimile signature of its Secretary.

Dated:  --------------------------------  NORTHERN STATES POWER COMPANY

      Attest:                             By
                                               --------------------------------

                                                                      President
        --------------------------------       ----------------------

                               Secretary
        ----------------------

                        (Form of Trustee's Certificate)

    This bond is one of the bonds of the Series designated therein, described in the within-mentioned Indenture.

                                Firstar Trust Company, as Trustee.

                                By
                                     ------------------------------------------
                                                 Authorized Officer

and

    WHEREAS, the Company is desirous of assigning, conveying, mortgaging, pledging, transferring, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated October 1, 1993; and

    WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of assigning, conveying, mortgaging, pledging, transferring, setting over, and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

    WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Executive Committee of the Board of Directors of the Company; and

    WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    Northern States Power Company, in consideration of the premises and of one dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with Firstar Trust Company, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued, thereunder, as follows:

                                   ARTICLE I.
                 SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO
                           THE LIEN OF THE INDENTURE

    SECTION 1.01. The Company in order to better secure the payment, both of the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions in the Indenture contained, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over, and confirmed and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over, and confirm unto Firstar Trust Company, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in a schedule hereto annexed and marked Schedule A, reference to said schedule being hereby made with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments, and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product, and profits thereof;

    Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro, and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment, and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop, and other general buildings and structures, furniture and equipment, apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture; and

    All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

    Excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment, and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

    To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

                                  ARTICLE II.
           FORM AND EXECUTION OF BONDS OF SERIES DUE DECEMBER 1, 2026

    SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due December 1, 2026, each of which shall bear the descriptive title "First Mortgage Bond, Series due December 1, 2026" and the form thereof shall contain suitable provisions with respect to the matters specified in this Section. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall mature December 1, 2026, and shall be issued as registered bonds without coupons in denominations of a multiple of $1,000. The bonds of said series shall bear interest at the rate of 7 3/8% per annum payable semi-annually on June 1 and December 1 of each year, and the principal shall be payable at the office of the Trustee at Milwaukee, Wisconsin, in lawful money of the United States of America, and the interest shall be payable in like money to the person entitled to such interest at said office of the Trustee at Milwaukee, Wisconsin, provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the bond register maintained by the Trustee. Bonds of the Series due December 1, 2026, shall be dated their date of authentication.

    As long as there is no existing default in the payment of interest on the bonds of the Series due December 1, 2026, the person in whose name any bond of the Series due December 1, 2026, is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such bond of the Series due December 1, 2026, subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section
2.03 of the Indenture.

    The term "Regular Record Date" as used herein with respect to any interest payment date (June 1 or December 1) shall mean the May 21 prior to such June 1 or November 20 prior to such December 1 unless such May 21 or November 20 shall not be a Business Day, in which event "Regular Record Date" shall mean the next preceding Business Day. The term "Business Day" as used herein shall mean any day other than a Saturday or a Sunday or a day on which the office of the Trustee in the City of Milwaukee, Wisconsin, is closed pursuant to authorization of law.

    SECTION 2.02. The bonds of the Series due December 1, 2026, shall be redeemable at the option of the Company as a whole or in part on any date upon not less than 30 days' previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture at the principal amount thereof, with accrued interest thereon to the date of redemption and at the applicable premium on the principal

                                       7
amount specified in the tabulation below under the heading "Regular Redemption Premium," provided that no bond of the Series due December 1, 2026, shall be redeemed prior to December 1, 2006.

  IF REDEEMED                       IF REDEEMED
  DURING THE                        DURING THE
 TWELVE MONTH                      TWELVE MONTH
    PERIOD         REGULAR            PERIOD             REGULAR
   BEGINNING     REDEMPTION          BEGINNING         REDEMPTION
  DECEMBER 1       PREMIUM          DECEMBER 1           PREMIUM
---------------  -----------  -----------------------  -----------
        2006          3.481%  2012                          1.392%
        2007          3.133   2013                          1.044
        2008          2.785   2014                          0.696
        2009          2.437   2015                          0.348
        2010          2.089   2016 and thereafter         None
        2011          1.741

    The redemption prices of the bonds of the Series due December 1, 2026, need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section.

    SECTION 2.03. The registered owner of any bond or bonds of the Series due December 1, 2026, at his option may surrender the same at the office of the Trustee in Milwaukee, Wisconsin, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of
Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

    SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of bonds of the Series due December 1, 2026, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

    SECTION 2.05. (a) Except as provided in subsections (c) and (g) below, the registered holder of all of the bonds of the Series due December 1, 2026 shall be The Depository Trust Company ("DTC") and the bonds of the Series due December 1, 2026 shall be registered in the name of Cede & Co., as nominee for DTC. Payment of principal of premium, if any, and interest on any bonds of the Series due December 1, 2026 registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the bonds of the Series due December 1, 2026 to the account of Cede & Co. on each such payment date for the bonds of the Series due December 1, 2026 at the address indicated for Cede & Co. in the Bond Register kept by the Trustee.

    (b) The bonds of the Series due December 1, 2026 shall be initially issued in the form of a separate single authenticated fully registered certificate in the principal amount of the bonds of the Series due December 1, 2026. Upon initial issuance, the ownership of such bonds of the Series due December 1, 2026 shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the bonds of the Series due December 1, 2026 registered in its name for the purposes of payment of the principal of and interest on the bonds of the Series due December 1, 2026 and of giving any notice permitted or required to be given to registered holders under the Indenture, except as provided in Section 2.05(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC's participants (each a "Participant"), any person claiming a beneficial ownership in the bonds of the Series due December 1, 2026 under or through DTC or any Participant (each a "Beneficial Owner"), or any other person that is not shown on the Bond Register maintained by the Trustee as being a registered holder, with respect to the accuracy of any records maintained by DTC or any Participant; the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on the bonds of the Series due December 1, 2026; any notice that is permitted or required to be given to registered holders

                                       8
under the Indenture of bonds of the Series due December 1, 2026; or any consent given or other action taken by DTC as bondholder. The Trustee shall pay all principal of, premium, if any, and interest on the bonds of the Series due December 1, 2026 registered in the name of Cede & Co. only to or "upon the order of" DTC (as that term is used in the Uniform Commercial Code as adopted in New York and Wisconsin), and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of, premium, if any, and interest on such bonds of the Series due December 1, 2026 to the extent of the sum or sums so paid. Except as otherwise provided in Sections 2.05(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of, premium, if any, and interest on the bonds of the Series due December 1, 2026. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word "Cede & Co." in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

    (c) If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates, the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates. In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Indenture and Section 2.03 of this Supplemental Trust Indenture. The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Section 2.05(c). DTC may determine to discontinue providing its services with respect to the bonds of the Series due December 1, 2026 at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture. If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment and principal of, premium, if any, and interest on such certificates. Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the bonds of the Series due December 1, 2026 to any Participant or
(2) to arrange for another book-entry depository to maintain custody of certificates evidencing the bonds of the Series due December 1, 2026 registered in the name Cede & Co. Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to
Section 17A of the Securities Exchange Act of 1934 and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the bonds of the Series due December 1, 2026 (except as provided in Section 2.05(g) below). After such agreement has become effective, DTC shall present the bonds of the Series due December 1, 2026 for registration of transfer in accordance with Section 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee. If a successor book-entry depository has not accepted such position before the effective date of DTC's termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the bonds of the Series due December 1, 2026.

    (d) Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any bonds of the Series due December 1, 2026 are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such bonds of the Series due December 1, 2026 and all notices with respect to such bonds of the Series due December 1, 2026 shall be made and given, respectively, to DTC as provided in the representation letter dated as of the date of delivery of the bonds of the Series due December 1, 2026 among DTC, the Company and the Trustee. The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

    (e) In connection with any notice or other communication to be provided to pursuant to the Indenture for the bonds of the Series due December 1, 2026 by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the bonds of the Series due December 1, 2026, the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to DTC shall be given only when DTC is the sole registered holder.

    (f) NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS OF THE SERIES DUE DECEMBER 1, 2026; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; OR (4) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.

    SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF THE SERIES DUE DECEMBER 1, 2026 AS NOMINEE OF DTC, REFERENCES HEREIN TO THE BONDS OF THE SERIES DUE DECEMBER 1, 2026 OR REGISTERED HOLDERS OF THE BONDS OF THE SERIES DUE DECEMBER 1, 2026 SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF THE SERIES DUE DECEMBER 1, 2026 NOR DTC PARTICIPANTS.

    (g) The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due December 1, 2026 if the Company determines that: (i) DTC is unable to discharge its responsibilities with respect to the bonds of the Series due December 1, 2026; or (ii) a continuation of the requirement that all of the outstanding bonds of the Series due December 1, 2026 be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the bonds of the Series due December 1, 2026. After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.

    (h) Upon the termination of the services of DTC with respect to the bonds of the Series due December 1, 2026 pursuant to subsections (c) or (g) of this
Section 2.05 after which no substitute book-entry depository is appointed, the bonds of the Series due December 1, 2026 shall be registered in whatever name or names registered holders transferring or exchanging bonds of the Series due December 1, 2026 shall designate in accordance with the provisions of the Indenture.

                                  ARTICLE III.
                      APPOINTMENT OF AUTHENTICATING AGENT

    SECTION 3.01. The Trustee shall, if requested in writing so to do by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered bonds of the Series due December 1, 2026, in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

    SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and shall at all times be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus between $5,000,000 and $10,000,000, and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the

                                       10
requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    (b) Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

    (c) Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties, and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

    (d) The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

    SECTION 3.03. If an appointment is made pursuant to this Article III, the registered bonds of the Series due December 1, 2026, shall have endorsed thereon, in addition to the Trustee's Certificate, an alternate Trustee's Certificate in the following form:

    This bond is one of the bonds of the Series designated therein, described in the within-mentioned Indenture.

                                FIRSTAR TRUST COMPANY,
                                                                     as Trustee,

                                By
                                                           Authenticating Agent,

                                By
                                                             Authorized Officer.

    SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

                                  ARTICLE IV.
         FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE

    SECTION 4.01. The name and address of the debtor and secured party are set forth below:

             Debtor: Northern States Power Company
                    100 North Barstow Street
                    Eau Claire, Wisconsin 54701

             Secured Party: Firstar Trust Company, Trustee
                          615 East Michigan Street
                          Milwaukee, Wisconsin 53202

    NOTE: Northern States Power Company, the debtor above named, is "a transmitting utility" under the Uniform Commercial Code as adopted in Michigan and Wisconsin.

    SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section at length.

    SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows.

                                                      OUTSTANDING
FIRST MORTGAGE BONDS                                PRINCIPAL AMOUNT
--------------------------------------------------  ----------------
Series due April 1, 2021..........................   $   44,635,000
Series due March 1, 2023..........................   $  110,000,000
Series due October 1, 2003........................   $   40,000,000
Series due December 1, 2026.......................   $   65,000,000

    SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the series mentioned above secured by the Indenture.

    SECTION 4.05. The 1947 Indenture and the prior Supplemental Trust Indentures, and the Restated Indenture, as set forth below, have been filed or recorded in each and every office in the States of Michigan and Wisconsin designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture
  Dated April 1, 1947
Supplemental Trust Indenture
  Dated March 1, 1949
Supplemental Trust Indenture
  Dated June 1, 1957
Supplemental Trust Indenture
  Dated August 1, 1964
Supplemental Trust Indenture
  Dated December 1, 1969
Supplemental Trust Indenture
  Dated September 1, 1973

Supplemental Trust Indenture
  Dated February 1, 1982
Supplemental Trust Indenture
  Dated March 1, 1982
Supplemental Trust Indenture
  Dated June 1, 1986
Supplemental Trust Indenture
  Dated March 1, 1988
Supplemental and Restated Trust Indenture
  Dated March 1, 1991
Supplemental Trust Indenture
  Dated April 1, 1991
Supplemental Trust Indenture
  Dated March 1, 1993
Supplemental Trust Indenture
  Dated October 1, 1993

    SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

                                   ARTICLE V.
                                 MISCELLANEOUS

    SECTION 5.01. The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee's certificate), and the Trustee shall incur no responsibility in respect of such matters.

    SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

    SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

    (b) In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced, or disturbed thereby.

    SECTION 5.04. Wherever in this Supplemental Trust Indenture the word "Indenture" is used without the prefix "1947", "Original", "Restated" or "Supplemental" such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

    SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 5.06. (a) This Supplemental Trust Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

    (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                            ------------------------

    The amount of obligations to be issued forthwith under the Indenture is $65,000,000.

                            ------------------------

    IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its Treasurer, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and FIRSTAR TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, all done this 13th day of December, 1996.

                                        NORTHERN STATES POWER COMPANY.

                                        BY NEAL A. SIIKARLA, TREASURER

(CORPORATE SEAL)

Attest:

JOHN P. MOORE, JR., SECRETARY

Executed by Northern States
Power Company in presence of:

BRENDA L. THALACKER,

SUSAN J. STELTER, WITNESSES.

                                        FIRSTAR TRUST COMPANY,

                                        BY EUGENE R. LEE, VICE PRESIDENT

(CORPORATE SEAL)

Attest:

AMY E. NOLDE, ASSISTANT SECRETARY

Executed by Firstar
Trust Company in presence of:

LORI E. MEIER,

PETER M. BRENNAN, WITNESSES.

STATE OF WISCONSIN  ss.:
EAU CLAIRE COUNTY

    On this the 13th day of December 1996, before me, JEAN C. FRANSWAY, the undersigned officer, personally appeared NEAL A. SIIKARLA and JOHN P. MOORE, JR., who acknowledged themselves to be the Treasurer and Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Treasurer and Secretary, respectively, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Treasurer and Secretary, respectively.

    In Witness Whereof, I hereunto set my hand and official seal.

JEAN C. FRANSWAY
NOTARY PUBLIC IN AND FOR EAU CLAIRE COUNTY
STATE OF WISCONSIN
MY COMMISSION EXPIRES APRIL 26, 1998.

                                                                 (NOTARIAL SEAL)

STATE OF WISCONSIN  ss.:
MILWAUKEE COUNTY

    On this the 13th day of December 1996, before me, F.J. GINGRASSO, the undersigned officer, personally appeared EUGENE R. LEE and AMY E. NOLDE , who acknowledged themselves to be the Vice President and Assistant Secretary, respectively, of Firstar Trust Company, a corporation, and that they, as such Vice President and Assistant Secretary, respectively, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Secretary, respectively.

    In Witness Whereof, I hereunto set my hand and official seal.

F.J. GINGRASSO
NOTARY PUBLIC IN AND FOR MILWAUKEE COUNTY
STATE OF WISCONSIN
MY COMMISSION EXPIRES JULY 23, 2000

                                                                 (NOTARIAL SEAL)

                                   SCHEDULE A

    The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to Firstar Trust Company, as Trustee, dated December 1, 1996, includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

                                       I.
                      PROPERTIES IN THE STATE OF WISCONSIN

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF ASHLAND, STATE OF WISCONSIN, TO-WIT:

           SITE OF THE WOODFIELD LANDFILL WETLAND MITIGATION PROJECT

    The West One-Half (W 1/2) of the Northwest Quarter (NW 1/4), Section 31, Township 47 North, Range 4 West.

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF CHIPPEWA, STATE OF WISCONSIN, TO-WIT:

              SITE OF THE BLOOMER SUBSTATION (ADDITIONAL PROPERTY)

    The North 27 feet 2 inches (27'-2") of the East 66 feet 6 1/2 inches (66'-6 1/2") of Lot 9, Block 6, of Priddy's Addition to the Village (now City) of Bloomer.

                       SITE OF THE EAGLE POINT SUBSTATION

    Lot 1 of Certified Survey Map 1293 recorded in Volume 5 of Certified Survey Maps, Pages 128-129, as Document No. 539110.

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF DUNN, STATE OF WISCONSIN, TO-WIT:

              SITE OF THE TYRONE ENERGY PARK (ADDITIONAL PROPERTY)

    A piece or parcel of land located in the NW 1/4 of the SE 1/4, Section 31, Township 26 North, Range 12 West, described as follows:

    Commencing at the Southeast corner of said forty, thence West along the South line thereof, 500 feet; thence North at a right angle, 664 feet to the point of beginning for lands herein conveyed; thence at a right angle East, 110 feet; thence at a right angle South, 74 feet; thence at a right angle East, 50 feet; thence at a right angle South, 50 feet; thence at a right angle West, 160 feet; thence at a right angle North, 124 feet to point of beginning.

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF EAU CLAIRE, STATE OF WISCONSIN, TO-WIT:

                        SITE OF THE WEST SIDE SUBSTATION

    Lot One (1) of Certified Survey Map, Volume 6 of CSM, Pages 13-14, in part of the NW 1/4 of the SW 1/4, Section 4, Township 27 North, Range 10 West, and in part of the NE 1/4 of the SE 1/4, Section 5, Township 27 North, Range 10 West, Town of Union.

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF JACKSON, STATE OF WISCONSIN, TO-WIT:

                  SITE OF THE HIXTON TELECOMMUNICATIONS TOWER

    That part of the East One-Half of the Northwest Quarter, Section Thirteen, Township 22 North, Range Six West, lying westerly of the centerline of West Adams Road, as now located and travelled.

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF LA CROSSE, STATE OF WISCONSIN, TO-WIT:

                    SITE OF TRANSMISSION LINE #3205 PROPERTY

    That part of the South 1/2 of the SW 1/4 of Section 15, Township 15 North, Range 7 West, described as follows: Commencing at the southwest corner of the SW 1/4 of the SW 1/4; thence East along the south line thereof, 1532.7 feet; thence N 0 DEG.06'E 432.4 feet; thence N 20 DEG.48'W 84.09 feet to the west line of Cliffside Drive; thence N0 DEG.06'E along said west line 587.56 feet to the south line of the Northern States Power Company easement and the point of beginning of this description; thence N 88 DEG.59'W along said south line 197.55 feet; thence N 0 DEG.06'E to the north line of said South 1/2 of the SW 1/4; thence East along said north line 195.55 feet to the west line of Cliffside Drive; thence South 0 DEG.06'W to the point of beginning.

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF PRICE, STATE OF WISCONSIN, TO-WIT:

                        SITE OF THE NORTHFORK SUBSTATION

    Lot 1 of Price County Certified Survey Map No. 744 recorded in the Office of the Register of Deeds for Price County in Volume 4, Page 45, as Document No. 268173, being located in the NW 1/4 of the NW 1/4 of Section 24, Township 40 North, Range 1 West, part of Blocks 19 and 25, River View Addition to the City of Park Falls.

    Together with a fifty foot wide easement for ingress and egress, said easement lying twenty-five feet of each side of the following described centerline: Commencing at the point of beginning of the above mentioned Certified Survey Map; thence N89 DEG.59'43"E along the South line of said Lot 1, 30 feet to the point of beginning of said easement centerline; thence
S00 DEG.00'17"E along said centerline, 50 feet to the North line of Wisconsin Street, and the end of said centerline.

      SITE OF PROPERTY IN PARK FALLS FOR TRANSMISSION LINE #3615 CORRIDOR

    A parcel of land being a part of Wisconsin Central Ltd.'s Prentice to Ashland, Wisconsin Branch Line right of way, lying parallel with and 33 feet normally distant Easterly from the centerline of said Railroad Company's Main Track, being part of the Northeast Quarter of the Northwest Quarter (NE1/4 NW1/4), part of the Southeast Quarter of the Northwest Quarter (SE1/4 NW1/4), part of the Southwest Quarter of the Northeast Quarter (SW1/4 NE1/4), part of the Northwest Quarter of the Southeast Quarter (NW1/4 SE1/4), part of the Southwest Quarter of the Southeast Quarter (SW 1/4 SE 1/4) and part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section 14, Township 40 North, Range 1 West of the Fourth Principal Meridian, Price County, Wisconsin, described as follows:

    Commencing at the Northwest corner of the Northeast Quarter (NE1/4) of said
Section 14;

    thence South 00 degrees 19 minutes 59 seconds West, along the West Line of said Northeast Quarter (NE 1/4), a distance of 1,641.76 feet to the Easterly right of way and property line of Wisconsin Central Ltd. and the Point of Beginning;

    thence South 27 degrees 26 minutes 21 seconds East, along said Easterly line, a distance of 376.39 feet;

    thence Southeasterly along said Easterly Line, and along the arc of a curve concave to the Southwest (with said curve having a radius = 10,360.73 feet, a central angle = 03 degrees 58 minutes 06 seconds, a chord length = 717.46 feet, and a chord bearing = South 25 degrees 27 minutes 18 seconds East) a distance of
717.60 feet;

    thence South 23 degrees 28 minutes 15 seconds East, continuing along said East Line, a distance of 2,308.67 feet;

    thence South 66 degrees 31 minutes 45 seconds West, a distance of 67.00 feet;

    thence North 23 degrees 28 minutes 15 seconds West, a distance of 2,308.67 feet;

    thence Northwesterly along the arc of a curve concave to the Southwest (with said curve having a radius = 10,293.73 feet, a central angle = 03 degrees 58 minutes 06 seconds, a chord length = 712.82 feet, and a chord bearing = North 25 degrees 27 minutes 18 seconds West), a distance of 712.96 feet;

    thence North 27 degrees 26 minutes 21 seconds West, a distance of 1,803.52 feet;

    thence North 62 degrees 33 minutes 39 seconds East, a distance of 67.00 feet;

    thence South 27 degrees 26 minutes 21 seconds East, a distance of 1,427.13 feet to the point of beginning.

    Said described parcel contains 323,441 square feet, more or less, or 7.43 acres.

THE FOLLOWING DESCRIBED PROPERTY SITUATED, LYING AND BEING IN THE COUNTY OF SAWYER, STATE OF WISCONSIN, TO-WIT:

                      SITE OF THE HAYWARD OFFICE FACILITY

    A parcel of land located in the SW 1/4 of the NE 1/4 and the NW 1/4 of the SE 1/4 and the SE 1/4 of the NW 1/4, Section 28, Township 41 North, Range 9 West, described as follows:

    To locate the Point of Beginning, commence at the North 1/4 corner of said
Section 28; thence S00 DEG.18'03"W along the monumented N-S 1/4 line, 1369.50 feet to an iron pipe which is 50.00 feet south of the Northwest corner of the SW 1/4-NE 1/4 of said Section 28, which is the point of beginning.

    Thence from Point of Beginning by Metes and Bounds;

    Continue S00 DEG.18'03"W along the monumented N-S 1/4 line 836.59 feet to an iron pipe; thence leaving said N-S 1/4 line, S32 DEG.44'29"W, 516.13 feet to an iron pipe on the E-W 1/4 line; thence along the E-W 1/4 line, N89 DEG.44'47"E,
276.88 feet to the monumented Center 1/4 corner of said Section 28; thence
S00 DEG.17'20"W along the monumented N-S 1/4 line, 174.93 feet to an iron pipe on the north line of CSM #1348; thence along said north line, N48 DEG.10'56"E,
152.84 feet to an iron rod on the Northwest corner of Lot 2B of said CSM #1348; thence N48 DEG.10'56"E, 66.01 feet to the North corner of Lot 2B of said CSM #1348; thence N48 DEG.04'14"E, 948.00 feet to an iron pipe on the SW corner of CSM #1102; thence along the west line of said CSM #1102, N35 DEG.47'01"W, 401.64 feet to an iron pipe at the NW corner of said CSM #1102; thence leaving said West line, N38 DEG.11'24"W, 493.71 feet to the monumented south line of the First Addition to the Johnson Addition; thence along said South line
S89 DEG.16'30"W, 19.33 feet; thence S00 DEG.16'30"W, 49.98 feet; thence North
89 DEG.44'12"W, 301.18 feet to the Point of Beginning.

        SITE OF ADDITIONAL LANDS ADJACENT TO THE HAYWARD OFFICE FACILITY

    That part of the Southwest Quarter of the Northeast Quarter (SW 1/4-NE 1/4) of Section 28, Township 41 North, Range 9 West, more particularly described as Lots 1 and 3 as recorded in Volume 5 of Certified Survey Maps, Page 383, Survey No. 1102. Together with a non-exclusive easement for ingress and egress as shown on Certified Survey Map referred to above.

                          MORTGAGOR'S RECEIPT FOR COPY

    The undersigned, Northern States Power Company, a Wisconsin corporation, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from Firstar Trust Company, the Mortgage described therein, a full, true, complete, and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown.

    Dated this 13th day of December, 1996.

NORTHERN STATES POWER COMPANY

                                        By NEAL A. SIIKARLA, TREASURER

                                                           (CORPORATE SEAL)

Attest:

JOHN P. MOORE, JR., SECRETARY

                                 --------------

    This instrument was drafted by Northern States Power Company, 100 North Barstow Street, Eau Claire, Wisconsin 54701.